UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

INCEPTION GROWTH ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41134	86-2648456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 Washington Street New York, NY	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 636-6638

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of a share of common stock	IGTAU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	IGTA	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	IGTAW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one share of common stock	IGTAR	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

As approved by its stockholders at the Annual Meeting of Stockholders on June 4, 2024 (the “Meeting”), Inception Growth Acquisition Limited (the “Company”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, as amended on March 13, 2023 and September 8, 2023, by and between the Company and Continental Stock Transfer & Trust Company, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) by six (6) times for an additional one month each time from June 13, 2024 to December 13, 2024 by depositing into the trust account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of common stock issued in the IPO (each, a “Public Share”) that has not been redeemed for each one-month extension.

On June 6, 2024, the Company deposited $50,000 into the Trust Account in order to extend the amount of time it has available to complete a business combination from June 13, 2024 to July 13, 2024.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Meeting on June 4, 2024, the Company filed the second amendment to the amended and restated certificate of incorporation on June 5, 2024 (the “Charter Amendment”), giving the Company the right to extend the date by which the Company has to consummate a business combination from June 13, 2024 (the date that is 30 months from the closing date of the IPO) to December 13, 2024 (the date that is 36 months from the closing date of the IPO).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2024, the record date for the Meeting, there were 5,588,391 shares of common stock of the Company entitled to vote at the Meeting. On June 4, 2024, the Company held the Meeting, of which 2,828,496 (or approximately 50.61%) shares of common stock of the Company entitled to vote, were represented in the Meeting either in person or by proxy.

The final results for each of the matters submitted to a vote of Company stockholders at the Meeting are as follows:

1. Charter Amendment

Stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation, as amended on September 8, 2023 to extend the date by which the Company has to consummate a business combination from June 13, 2024 (the date that is 30 months from the closing date of the IPO) to December 13, 2024 (the date that is 36 months from the closing date of the IPO). Approval of the Charter Amendment required the approval of at least fifty percent (50%) of outstanding shares of common stock which were present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,455,274	373,222	0	0

2. Trust Amendment

Stockholders approved the proposal to amend the Company’s investment management trust agreement, dated as of December 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as amended on March 13, 2023 and September 8, 2023, to provide the Company with the discretion to extend the date on which to commence liquidating the Trust Account by six (6) times for an additional one (1) month each time from June 13, 2024 to December 13, 2024 by depositing into the trust account the lesser of (i) $50,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Share that has not been redeemed for each one-month extension. Approval of the Trust Amendment required the approval of at least fifty percent (50%) of outstanding shares of common stock present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,455,274	373,222	0	0

3. Election of Directors

Stockholders elected all of the five nominees for directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The voting results were as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Cheuk Hang Chow	2,828,396	100	0
Felix Yun Pun Wong	2,828,396	100	0
Michael Lawrence Coyne	2,828,396	100	0
Albert Chang	2,828,396	100	0
Yan Xu	2,828,396	100	0

As there were sufficient votes to approve the above proposals, Proposal No. 4, the “Adjournment Proposal” described in the Company’s definitive proxy, which was filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2024 was not presented to the stockholders.

Item 8.01. Other Events.

In connection with the stockholders vote at the Meeting, 1,686,707 shares of common stock were tendered for redemption.

The Company issued the press release filed herewith on June 10, 2024, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Second Amendment to the Amended And Restated Certificate of Incorporation
10.1	Amendment to the investment management trust agreement with Continental Stock Transfer & Trust Company dated as of June 4, 2024
99.1	Press Release dated June 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Inception Growth Acquisition Limited

Dated: June 10, 2024	/s/ Cheuk Hang Chow
Cheuk Hang Chow
Chief Executive Officer

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